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MYLEX CORPORATION                                                  EXHIBIT 11.1
EARNINGS (LOSS) PER SHARE COMPUTATION
THREE and NINE MONTHS ENDED September 27, 1997 and September 30, 1996

The basis for computing net income (loss) per common share is described in Note A to the financial statements, beginning on page 6 of the Company's Quarterly Report on Form 10-Q for the three and nine months ended September 27, 1997 and September 30, 1996.

The computation of earnings (loss) per share is as follows:



EARNINGS PER SHARE                                         THREE MONTHS ENDED
(in $000's except for per share data)
                                                         SEPT 27        SEPT 30
                                                          1997           1996
                                                        ----------    ----------

NET EARNINGS (LOSS)                                     $ (1,074)      $  4,518

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
 OUTSTANDING DURING THE PERIOD                            20,166         20,571

NUMBER OF COMMON SHARE EQUIVALENTS RESULTING
 FROM STOCK OPTIONS AND WARRANTS, COMPUTED
 USING THE TREASURY STOCK METHOD AND THE
 AVERAGE STOCK PRICE                                           -            868
                                                        --------       --------

NUMBER OF COMMON AND COMMON SHARES
 EQUIVALENTS USED IN COMPUTATION                          20,166         21,439
                                                        --------       --------

PRIMARY EARNINGS (LOSS) PER SHARE                       $  (0.05)      $   0.21
                                                        --------       --------



                                                            NINE MONTHS ENDED
(in $000's except for per share data)
                                                         SEPT 27        SEPT 30
                                                          1997           1996
                                                        ----------    ----------

NET EARNINGS (LOSS)                                     $ (5,281)     $  14,242

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
 OUTSTANDING DURING THE PERIOD                            20,552         20,152

NUMBER OF COMMON SHARE EQUIVALENTS RESULTING
 FROM STOCK OPTIONS AND WARRANTS, COMPUTED
 USING THE TREASURY STOCK METHOD AND THE
 AVERAGE STOCK PRICE                                           -          1,441
                                                        --------       --------

NUMBER OF COMMON AND COMMON SHARES
 EQUIVALENTS USED IN COMPUTATION                          20,552         21,593
                                                        --------       --------

PRIMARY EARNINGS (LOSS) PER SHARE                       $  (0.26)      $   0.66
                                                        --------       --------